UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December  19, 2008
Chrysler Financial Auto Securitization Trust 2008-A
(Exact name of Issuing Entity as specified in its charter)
Chrysler Financial Services Americas LLC
(Exact name of Sponsor and Depositor as specified in its charter)

State of Delaware	333-138140-03	20-7155962

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o BNY Mellon Trust of Delaware as owner trustee, White Clay Center, Route 273, Newark, Delaware	19711

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (302) 283-8905
DaimlerChrysler Auto Trust 2008-A
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective December 19, 2008, the Issuing Entity changed its name from DaimlerChrysler Auto Trust 2008-A to Chrysler Financial Auto Securitization Trust 2008-A by filing an amendment to its Certificate of Trust (attached hereto as Exhibit 3.1) with the Secretary of State of the State of Delaware.
     In connection with the Issuing Entity’s name change, Chrysler Financial Services Americas LLC (“CFSA”), as depositor, and BNY Mellon Trust of Delaware, as owner trustee (the “Owner Trustee”), entered into Amendment No. 1 dated as of December 19, 2008 (the “Amendment”) to the Second Amended and Restated Trust Agreement dated as of February 1, 2008 among CFSA, Chrysler Financial Retail Receivables LLC and the Owner Trustee. The Amendment is annexed hereto as Exhibit 4.1.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
3.1	Certificate of Trust of the Issuing Entity effective November 1, 2006, as amended by Certificate of Amendment effective January 17, 2008 and Certificate of Amendment effective December 19, 2008.

4.1	Amendment No. 1 dated December 19, 2008 to the Second Amended and Restated Trust Agreement dated as of February 1, 2008, among CFSA, Chrysler Financial Retail Receivables LLC and the Owner Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chrysler Financial Auto Securitization Trust 2008-A (Issuing Entity) By: CHRYSLER FINANCIAL SERVICES AMERICAS LLC (Servicer)
By:	/s/ Q. Gwynn Lam
Q. Gwynn Lam
Assistant Secretary

Date: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Trust of the Issuing Entity effective November 1, 2006, as amended by Certificate of Amendment effective January 17, 2008 and Certificate of Amendment effective December 19, 2008.

4.1	Amendment No. 1 dated December 19, 2008 to the Second Amended and Restated Trust Agreement dated as of February 1, 2008, among CFSA, Chrysler Financial Retail Receivables LLC and the Owner Trustee.

4